Exhibit 99.1

STATE OF MICHIGAN IN THE CIRCUIT COURT
FOR THE COUNTY OF GENESEE

ASHLEIGH SHIM, Derivatively on Behalf of DIPLOMAT PHARMACY, INC.,	) )	Case No.: 17-109223-CB
	)	Hon.: F. Kay Behm
Plaintiff,	)
v.	)
	)	NOTICE OF PENDENCY AND PROPOSED
PHILIP R. HAGERMAN, SEAN M. WHELAN, GARY W.	)	SETTLEMENT OF STOCKHOLDER ACTION
KADLEC, BENJAMIN WOLIN, DAVID DREYER,	)
KENNETH O. KLEPPER, and SHAWN C. TOMASELLO,	)
)
)
)
Defendants,	)
-and-)
)
DIPLOMAT PHARMACY, INC., a	)
Michigan corporation,	)
)
Nominal Defendant.	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER ACTION

TO:                         ALL RECORD AND BENEFICIAL OWNERS OF DIPOLOMAT PHARMACY, INC. (“DIPLOMAT”) COMMON STOCK AS OF MARCH 29, 2019, AND WHO CONTINUE TO HOLD THEIR DIPLOMAT COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF DIPLOMAT, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST (“CURRENT DIPLOMAT STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF DIPLOMAT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Michigan law and an Order from the Honorable F. Kay Behm of the 7th Judicial Circuit Court for Genesee County, Michigan (the “Court”), that a proposed settlement agreement has been reached among Plaintiff,(1) on behalf of herself and derivatively on behalf of Diplomat, and the Individual Defendants in connection with the above-captioned stockholder derivative action (the “Action”).

Plaintiff filed the Action derivatively on behalf of Diplomat to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breaches of their fiduciary duties and other alleged misconduct.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a Settlement Hearing will be held before the Court on June 17, 2019, at 8:30 a.m., before the Honorable F. Kay Behm, of the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are

(1)  For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation of Settlement, fully executed as of March 29, 2019 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502 or by visiting Diplomat’s website at http://ir.diplomat.is/investors/.  The Stipulation is also available for viewing at www.robbinsarroyo.com.

fair, reasonable, and adequate to Diplomat and Current Diplomat Stockholders(2) and should be approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiff’s Counsel’s Fee and Expense Amount, including any Service Award, should be approved.  At the Settlement Hearing, the Court may also hear or consider such other matters as the Court may deem necessary and appropriate.

You have the right to object to the Settlement and the Fee and Expense Amount in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but will be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action; this Notice is merely to advise you of the proposed Settlement and of your rights as a Current Diplomat Stockholder.

(2)  Current Diplomat Stockholders is defined as all record and beneficial owners of Diplomat common stock as of March 29, 2019, and who continue to hold their Diplomat common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Diplomat, members of their immediate families, and any entity in which Individual Defendants have or had a controlling interest.

I.                                        BACKGROUND

A.                                    Factual Background of the Action

Plaintiff alleges in her Complaint(3) that Diplomat is said to be the nation’s “‘largest independent specialty pharmacy’” and brings personalized medication therapies to individuals with complex chronic diseases.  The pathological conditions Diplomat provides therapies for include: oncology, immunology, specialty infusion therapy, hepatitis C, multiple sclerosis, and more.  The Company provides extensive services, including dispensing, delivering, dosing, and reimbursing clinically intensive, high-cost specialty drugs.

The specialty drugs that the Company provides to patients can cost thousands of dollars per prescription.  Medicare Part D (“Part D”) helps alleviate the excessive cost of these specialty drugs for the approximately forty-one million Medicare beneficiaries voluntarily participating in Part D’s prescription drug benefits program in 2016.  Private companies and insurers (“Part D sponsors”) offer Part D prescription drug plans to Medicare recipients, which the federal government, through the Centers for Medicare & Medicaid Services, then approves and subsidizes.

To administer prescription drug benefits to Part D recipients, Part D sponsors contract with specialized third-party administrators called pharmacy benefits managers (“PBMs”).  These PBMs develop and maintain the drug formulary, contract with pharmacies such as Diplomat, process and pay prescription drug claims, and, perhaps most importantly, negotiate drug prices with pharmacies to obtain discounts and rebates.  PBMs in turn provide pharmacies access to Part D sponsors and their numerous Part D beneficiaries.  Pharmacies are financially incentivized

(3)  “Complaint” refers to Plaintiff’s Stockholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment, filed June 2, 2017.

to contract with PBMs to be included as a Part D preferred pharmacy.  CVS Caremark (“Caremark”) is one of the most prominent Part D PBMs in the industry and between 2015 and 2016, Diplomat did substantial business with or through Caremark.

As a specialty pharmacy, Diplomat is liable for direct and indirect remuneration fees (“DIR fees”) to various government agencies, payors, and insurance companies with whom the Company has contracts.  As part of the Company’s participation in Part D, PBMs are under legal obligation to charge DIR fees to specialty pharmacies, such as Diplomat. DIR fees are often used to settle certain rebates and other price concessions with the reimbursements paid by PBMs to pharmaceutical providers.  DIR fees have come to also include network participation fees, adjustments of the maximum allowable cost and the contracted reimbursement rates for medications, and reimbursements or fees for meeting or failing to meet certain quality metrics.

As further alleged in the Action, prior to 2016, Caremark assessed DIR fees on a flat-dollar basis, charging $3 to $7 for every prescription.  In late 2015, however, Caremark informed Diplomat and other specialty pharmacies that it was changing its DIR fee policy.  Beginning on January 1, 2016, Caremark would charge DIR fees equal to 3% to 5% of the billed prescription’s cost, not the $3 to $7 charge it had previously been assessing.

As further alleged, the Company released a series of public filings with the U.S. Securities and Exchange Commission (“SEC”) in the first and second quarters of 2016, providing financial information that showed outstanding profitability without disclosing that Caremark had significantly increased the DIR fees it was imposing on Diplomat.  On November 2, 2016, Diplomat issued a press release announcing its financial results for the third quarter of 2016, reporting adjusted earnings per share of $0.21 versus the projected $0.27 on revenue of $1.18 billion.  The Company lowered its high end guidance on revenue for the 2016 financial outlook, from between $4.5 and $4.9 billion to between $4.4 and $4.6 billion.  Moreover, Diplomat’s gross profit margin was 6.6% in the third quarter of 2016, lowered from 8% in the third quarter of 2015.  The press release noted that DIR fees negatively impacted profit, and stated: “Third quarter revenue and profit measures, compared to the year ago period, were negatively impacted by an incremental $8 million of DIR fees, of which $4 million was retroactive to Q1 and Q2 2016.”

Plaintiff alleges that the Individual Defendants breached their fiduciary duties of good faith and due care, among other violations of law, by allowing, producing, approving, or disseminating to Diplomat stockholders and the public improper statements through the Company’s press releases and SEC filings.

B.                                    Procedural Background of the Action

On February 10, 2017, in accordance with section 493a of the Michigan Business Corporation Act (“Section 493a”), Plaintiff made a written demand (the “Demand”) to the Company’s Board of Directors (“Board”) to investigate, address, remedy, and commence proceedings against certain of Diplomat’s current and former officers and directors for alleged breaches of fiduciary duties.  The Demand alleged that the individuals identified in the Demand improperly caused or allowed Diplomat to issue financial statements for the first and second quarters of 2016 that violated generally accepted accounting principles (“GAAP”).  In particular, the Demand alleged that Diplomat under accrued for certain “direct and indirect remuneration fees,” or DIR fees, that were retroactively assessed and charged by CVS Caremark to Diplomat in the third quarter of 2016.  Plaintiff demanded that, following the requested investigation, the Company commence legal proceedings against each party identified as being responsible for the alleged misconduct described in the Demand.

On February 28, 2017, Plaintiff received a response from the Company’s counsel.  On March 1, 2017, Plaintiff provided her most recent brokerage statement and proof of the date of her stock purchase.  On May 8, 2017, counsel for a Special Committee of the Board assigned to investigate Plaintiff’s Demand informed Plaintiff’s Counsel that the Special Committee’s investigation was ongoing.

On June 2, 2017, Plaintiff filed her stockholder derivative complaint in Michigan state court against defendants Philip R. Hagerman, Sean M. Whelan, Gregory W. Kadlec, Benjamin Wolin, David Dreyer, Kenneth O. Klepper, and Shawn C. Tomasello (the “Individual Defendants”) for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, and naming Diplomat as a nominal defendant.  On July 20, 2017, the parties stipulated to stay the court proceedings pursuant to section 494 of the Michigan Business Corporation Act, which provides that “[i]f the corporation commences an investigation of the allegations made in the demand or complaint, the court may stay any derivative proceeding for a period as the court considers appropriate.”  M.C.L.A. §450.1494.  Pursuant to further orders of the Court, litigation in this Action has remained stayed to allow the Special Committee to continue its investigation and to allow the parties to negotiate a settlement of the Action.

C.                                    The Related Federal Securities Action

A federal securities fraud class action, titled Zimmerman v. Diplomat Pharmacy, Inc., et al., Case No. 2:16-cv-14005-AC-SDD, is pending in the Eastern District of Michigan against Diplomat, as well as defendants Hagerman and Whelan (the “Securities Action”).  The defendants’ motion to dismiss the amended class action complaint was denied on January 19, 2018, as was their motion for reconsideration on August 9, 2018.  The defendants answered their complaint on March 5, 2018, and the parties are currently pursuing discovery.

D.                                    Settlement Negotiations

In March 2018, the Settling Parties agreed to engage in discussions regarding a potential resolution of the Action, and in furtherance thereof, to attend a mediation of the Action (the “Mediation”) with the Honorable Layn R. Phillips, United States District Judge (Ret.), of Phillips ADR, a nationally recognized, experienced, and expert mediator, and Phillips ADR mediator, arbitrator, and special master Michelle Yoshida (together, the “Mediator”).  On May 22, 2018, the Settling Parties participated in an in-person Mediation of the Action with the Mediator at the offices of Phillips ADR in Corona Del Mar, California.  During the Mediation, the Settling Parties reached agreement on some of the material terms for settlement of the Action but did not resolve the Action at that time.  After extensive and difficult discussions and negotiations over the course of the next several months with the assistance of the Mediator, the Settling Parties reached agreement on nearly all of the substantive terms for the settlement of the Action.  At that point, the Settling Parties began a negotiation regarding counsel fees for Plaintiff’s Counsel.  After several additional months of difficult negotiation, the Mediator issued a double blind “Mediator’s Proposal” regarding counsel fees for Plaintiff’s Counsel, which the Settling Parties accepted.  The Settling Parties thereafter executed a term sheet dated February 6, 2019.  The Settling Parties subsequently negotiated and executed the Stipulation.

II.                                   PLAINTIFF’S COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFF’S CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiff’s Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action, including, inter alia: (i) reviewing Diplomat’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing the litigation Demand to the Board and engaging in correspondence regarding the litigation Demand; (v) preparing and filing a  derivative complaint; (vi) conducting damages analyses; (vii) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Action; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.  Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Diplomat.  Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Diplomat and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.                              DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action, including that Diplomat has suffered damage by or as a result of the conduct alleged in the Demand.  The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, in order to eliminate the burden, expense, and risks inherent in the litigation, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.  Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, or may be offered or received into evidence in any action or proceeding in any court or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the attached exhibits may be used as evidence of the Settlement in any action against the Released Parties to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

IV.                               THE SETTLEMENT HEARING

1.             The Settlement Hearing will be held before the Honorable F. Kay Behm on June 17, 2019, at  8:30 a.m. at the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Diplomat and Current Diplomat Stockholders and should be approved by the Court; (ii) whether a Final Order and Judgment approving the Settlement, substantially in the form of Exhibit E attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiff’s Counsel’s Fee and Expense Amount, including any Service Award, should be approved.  At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.  The Court may adjourn the date of the Settlement Hearing without further notice to Current Diplomat Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.                                    THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above and various terms are described below in Sections VI and VII.   The  negotiated and comprehensive corporate governance reforms directly address certain of Plaintiff’s allegations in the Action, are designed to reduce the likelihood that similar alleged wrongdoing that gave rise to the Action recurs and strengthens the Company’s overall corporate governance practices and internal controls generally.  Defendants agree that the Reforms confer a substantial benefit on Diplomat and Current Diplomat Stockholders.  Within a reasonable period of time after the Court of the Final Order and Judgment approving the Settlement, Diplomat, through its Board, shall adopt and implement the Reforms, to the extent that such Reforms have not already been adopted and implemented.

VI.                               DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice all claims that Plaintiff has alleged in the Action and any other Released Claims.  Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.  Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

VII.                          ATTORNEYS’ FEES AND EXPENSES

After negotiation of the principal terms of the settlement, Plaintiff’s Counsel and Diplomat separately negotiated at arm’s length the amount of attorneys’ fees and expenses for Plaintiff’s Counsel, with the direct participation, substantial assistance and oversight of the Honorable Layn R. Phillips, United States District Judge (Ret.), of Phillips ADR, a nationally recognized, experienced, and expert mediator, and Phillips ADR mediator, arbitrator, and special master Michelle Yoshida.  Diplomat has agreed to pay or cause to be paid to Plaintiff’s Counsel attorneys’ fees and expenses in the total amount of seven hundred ten thousand dollars ($710,000) (the “Fee and Expense Amount”), subject to approval by the Court.  Plaintiff’s Counsel may also apply on behalf of Plaintiff for a Service Award in the amount of $2,500 in recognition of Plaintiff’s participation and efforts in the prosecution of the Action.  The Service Award shall be funded from the Fee and Expense Amount, to the extent that this Settlement is approved in whole or in part.  Neither Diplomat nor any of the Individual Defendants shall be liable for any portion of any Service Award.

VIII.                     THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Diplomat Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why the Final Order and Judgment should not be entered thereon, or why the Fee and Expense Amount, including any Service Award, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Diplomat Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered approving the Settlement, or the Fee and Expense Amount, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of current ownership of Diplomat common stock, including the number of shares of Diplomat common stock and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Diplomat Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing.  If a Current Diplomat Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

George C. Aguilar ROBBINS ARROYO LLP 5040 Shoreham Place San Diego, CA 92122 Counsel for Plaintiff Ashleigh Shim	James W. Ducayet SIDLEY AUSTIN LLP One South Dearborn Chicago, IL 60603 Counsel for Defendants

Any Current Diplomat Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount, including any Service Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Final Order and Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.                              CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (a) the dismissal with prejudice of the Action without the award of any damages, costs, fees, or the grant of any further relief, except as provided in the Stipulation; (b) the entry by the Court of the Final Order and Judgment and providing for the dismissal with prejudice of the Action and granting the release of the Released Claims; (c) the inclusion in the Final Order and Judgment of a provision enjoining Plaintiff and Diplomat stockholders from asserting any of the Released Claims; and (d) the Settlement becoming Final.  If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Final Order and Judgment does not occur, the Stipulation shall be null and void and of no force and effect and the Parties to the Stipulation will be restored to their respective positions in the Action as of the date immediately preceding the date of the Stipulation.

X.                                   EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the 7th Judicial Circuit Court for Genesee County, Michigan, Genesee County Courthouse, 900 S. Saginaw Street, Flint, MI 48502, during business hours of each business day, or by visiting Diplomat’s website at http://ir.diplomat.is/investors/.  The Stipulation is also available for viewing at www.robbinsarroyo.com.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

George C. Aguilar
ROBBINS ARROYO LLP
5040 Shoreham Place
San Diego, CA 92122

Counsel for Plaintiff Ashleigh Shim

PLEASE DO NOT TELEPHONE THE COURT OR DIPLOMAT

REGARDING THIS NOTICE.